As filed with the Securities and Exchange Commission on March 29, 2011
Registration No. 333-146883

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-1 TO FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL INDUSTRIES CORP.
(Name of small business issuer in its charter)

Nevada	8071	68-0659686
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

5405 Wilshire Blvd., Suite 265
Los Angeles, CA 90036
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

5405 Wilshire Blvd., Suite 265
Los Angeles, CA 90036
Telephone: (323) 330-9565
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( )

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant hereby files this post-effective Amendment No. 1 on Form S-1 to amend its Form SB-2 registration statement after the effective date of such registration statement, January 8, 2008, so as to be in compliance with Section 10(a)(3) of the Securities Act of 1933, as amended.

PROSPECTUS

GLOBAL INDUSTRIES CORP.

RESALE OF
5,750,000 SHARES OF COMMON STOCK

The selling stockholders listed on page 29 may offer and sell up to 5,750,000 shares of our common stock under this Prospectus for their own account.

Our common stock was approved for quotation on the Over-The-Counter Bulletin Board (“OTCBB”) in or around March 2008, however, we were delisted from the OTCBB in March 2010 automatically as a result of FINRA rules and regulations, due to the failure of any market maker to quote our stock on the OTCBB for a period of four consecutive days and relisted on the OTCBB in March 2011.  Our common stock trades on the OTCBB under the symbol “GBLS”; however, none of our shares of common stock have traded to date, and there is currently no market for our common stock.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. Selling stockholders may not sell the securities registered herein until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, MARCH 29, 2011

TABLE OF CONTENTS

Prospectus Summary	6
Summary Financial Data	8
Risk Factors	10
Use of Proceeds	15
Dividend Policy	15
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons	15
Corporate Governance	17
Security Ownership of Certain Beneficial Owners and Management	18
Interest of Named Experts and Counsel	18
Indemnification of Directors and Officers	19
Description of Business	20
Management's Discussion and Analysis of Financial Condition and Results of Operations	21
Controls and Procedures	23
Description of Property	24
Certain Relationships and Related Transactions	24
Executive Compensation	25
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	27
Descriptions of Capital Stock	27
Shares Available for Future Sale	28
Plan of Distribution and Selling Stockholders	29
Market for Common Equity and Related Stockholder Matters	31
Additional Information	31
Legal Matters	31
Financial Statements	F-1
Dealer Prospectus Delivery Obligation	32
Part II	33

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Global" refer to Global Industries Corp., a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Global Industries Corp. Additionally, unless otherwise stated all amounts listed herein are in United States dollars and amounts proceeded by "CDN" are in Canadian dollars.

We were incorporated as Global Industries Corp. in Nevada on April 18, 2002 and extra provincially registered in British Columbia, Canada in September 2005, under the name “Privatekits.com Inc.”  We operate the websites www.privatekits.com, www.privatekits.net, and www.RevealHiv.com, which include information that we do not desire to be incorporated by reference into this Prospectus, and which are currently experiencing technical difficulties, and are not operational as of the date of this Prospectus, which technical difficulties the Company hopes to resolve subsequent to the date of this Prospectus.

We operate as a web based company which plans to resell confidential Food and Drug Administration (“FDA”) approved home testing products including pregnancy tests, ovulation tests, Human Immunodeficiency Virus (“HIV”), Hepatitis C tests and breathalyzer alcohol tests.  We plan to resell such products to individual customers through our website.  We have not made any sales to date.  We do not currently maintain an inventory of the products we plan to resell and do not manufacture or test any of the products.  All of the testing, approval and manufacturing of the products that will be sold will be performed by third parties.   To ensure the protection of privacy, testing products sold over the internet through our website will be mailed directly to customers in plain unmarked packaging.

We plan to offer an affiliate program as part of our promotional efforts. Through this affiliate program, we plan to pay commissions to other websites who generate test kit sales through banners on their websites. Affiliate websites need only to provide a link to privatekits.com, which in turn operates the order processing, shipping, and customer service.  We do not currently have an affiliate program in place as of the date of this Prospectus.

The 5,750,000 shares of Common Stock offered herein by the selling shareholders were purchased by the selling shareholders in offshore transactions pursuant to Regulation S of the Securities Act of 1933, as amended, between May 2006 and April 2007 for aggregate consideration of $57,500 or $0.01 per share.

We have no revenues, have achieved significant losses since inception, have had only limited operations, and have been issued a going concern opinion by our auditors.  We rely upon the sale of our securities to fund operations or interim loans from our shareholders; however, there can be no assurance that either of these sources of financing will be available in the near future, if at all.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	5,750,000 shares by selling stockholders

Common Stock Outstanding Before The Offering:	10,800,000 shares

Common Stock Outstanding After The Offering:	10,800,000 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders. See "Use of Proceeds."

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:
We will not be able to continue our business operations for the next six (6) months with the current cash we have on hand.  We anticipate the need for approximately $100,000 in the next twelve (12) months to continue our business operations and begin the marketing of our products throughout the internet.  We have not made any sales of our products to date, and can make no assurances that material sales will develop in the future, if at all.  Moving forward, we hope to build awareness of our website, www.privatekits.com and in turn create demand for our products and sales, of which there can be no assurance. If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we anticipate incurring net losses for the foreseeable future.

Going Concern:
Because of our need for additional funding (as described above), as well as other factors, our independent registered public accounting firm has issued a going concern opinion as described in greater detail in Note 2 to our audited financial statements filed herewith.

Our Address is:	5405 Wilshire Blvd., Suite 265 Los Angeles, CA 90036

Our Website Addresses are*:	www.Privatekits.com;
www.RevealHiv.com; and
www.Privatekits.net

* These websites contain information which we do not wish to be incorporated by reference into this registration statement. Additionally, these websites are currently experiencing technical difficulties, and are not operational as of the date of this Prospectus, which technical difficulties the Company hopes to resolve subsequent to the date of this Prospectus.

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the years ended December 31, 2010 and 2009 and from April 18, 2002 (Inception) through December 31, 2010. We derived the summary financial information from our audited financial statements for the years ended December 31, 2010 and 2009, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

SUMMARY STATEMENT OF OPERATIONS

			Inception
	Year ended	Year ended	through
	December 31, 2010	December 31, 2009	December 31, 2010
Expenses:
General and administrative	$20,470	$13,976	$(121,859)
Net Loss	$(20,470)	$(13,976)	$(121,859)

SUMMARY BALANCE SHEET

	December 31,	December 31,
	2010	2009
Assets

Current Assets:
Cash	$-	$592
Prepaid expenses	456	-
Total Current Assets	456	592
Total Assets	$456	$592

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable	$474	$9,373
Shareholder advance	49,341	20,108
Total Current Liabilities	49,815	29,481

Total Liabilities	49,815	29,481

Stockholders' Deficit:
Common stock, $.001 par value, 25,000,000 shares authorized;
10,800,000 shares issued and outstanding	10,800	10,800
Additional paid-in-capital	61,700	61,700
Deficit accumulated during the development stage	(121,859)	(101,389)
Total Stockholders' Deficit	(49,359)	(28,889)

Total Liabilities and Stockholders' Deficit	$456	$592

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "Global" and words of similar meaning in these Risk Factors refer to the Company):

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN AND BUSINESS ACTIVITIES WITHOUT ADDITIONAL FINANCING.

We will not be able to continue our business operations for the next six (6) months with the current cash we have on hand.  We anticipate the need for approximately $100,000 in the next twelve (12) months to continue our business operations and begin the marketing of our products throughout the internet.  We have not made any sales of our products to date, and can make no assurances that material sales will develop in the future, if at all.  Moving forward, we hope to build awareness of our website, www.privatekits.com and in turn create demand for our products and sales, of which there can be no assurance.  We have not generated any revenues to date through sales of products through our website, and can make no assurances that any sales will develop in the future and/or that such sales will be sufficient to support our working capital needs. If we are unable to raise the additional funds required for our business activities in the future, we may be forced to abandon our current business plan.  If you invest in us and we are unable to raise the required funds, your investment could become worthless.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO WHETHER OUR COMPANY CAN CONTINUE AS A GOING CONCERN.

We are in our developmental stage. We have not generated any revenues to support our operations to date and have incurred substantial losses. The Company has an accumulated deficit of $121,859 and a working capital deficit of $49,359 at December 31, 2010. In connection with our December 31, 2010 audit our auditor has expressed substantial doubt about the Company's ability to continue as a going concern.

SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK ARE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144, DUE TO OUR STATUS AS A “SHELL COMPANY.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for a period of one year; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company” (as described in greater detail above), any securities we issue to consultants, employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.   Furthermore, as we may not ever cease to be a “shell company,” investors who purchase our restricted securities and/or non-free trading shares of our securities may be forced to hold such securities indefinitely.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

We lack an operating history which investors can use to evaluate our previous earnings, as we were only incorporated in April 2002. Therefore, an investment in us is risky because we have no business history and it is hard to predict what the outcome of our business operations will be in the future.

WE HAVE A POOR FINANCIAL POSITION AND IF WE DO NOT GENERATE REVENUES, WE MAY BE FORCED TO ABANDON OUR BUSINESS PLAN.

We currently have a poor financial position. We have not generated any revenues to date. There is a risk that we will not generate revenues moving forward, and that your investment in us will not appreciate. If we do not generate revenues in the future, we may be forced to abandon our business plan and your securities may become worthless.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our Chief Executive Officer, Principal Financial Officer, Secretary, and Treasurer, Tristin White for our success. His experience and input create the foundation for our business and he is responsible for the directorship and control over our exploration activities. We do not currently have an employment agreement or "key man" insurance policy on Mr. White. Moving forward, should we lose the services of Mr. White for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace him with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan and proposed activities. As a result of this, your investment in us could become devalued or worthless.

WE FACE A RISK OF A CHANGE IN CONTROL DUE TO THE FACT THAT OUR CURRENT SOLE OFFICER AND DIRECTOR DOES NOT OWN A MAJORITY OF OUR OUTSTANDING VOTING STOCK.

Our current sole officer and Director, Tristin White, does not hold voting control over the Company. As a result, our shareholders who are not officers and Directors of us may be able to obtain a sufficient number of votes to choose who serves as our Directors. Because of this, the current composition of our Board of Directors may change in the future, which could in turn have an effect on those individuals who currently serve in management positions with us. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline or become worthless.

OUR VULNERABILITY TO SECURITY BREACHES, GLITCHES AND OTHER COMPUTER FAILURES COULD HARM OUR FUTURE CUSTOMER RELATIONSHIPS AND OUR ABILITY TO ESTABLISH OUR FUTURE CUSTOMER BASE.

Because we offer the majority of our services through our Internet websites (www.privatekits.com, www.privatekits.net, and www.RevealHiv.com), the secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations. If we are unable to prevent unauthorized access to our users' information and transactions, our customer relationships will be harmed. Although we currently implement security measures, these measures may not prevent future security breaches. Additionally, heavy stress placed on our systems could cause our systems to fail or cause our systems to operate at speeds unacceptable to our users. If this were to happen, we could lose customers and if severe enough, we could be forced to curtail or abandon our business plan, which would decrease the value of any investment you have in us. Furthermore, our ability to keep our websites operational is important to our ability to market to future clients and potentially generate revenues through future sales.  If our websites are not operational, potential clients have no way of learning about our services and/or purchasing products through our website.  As of the date of this Prospectus, our websites are currently experiencing technical difficulties, and are not operational, which technical difficulties the Company hopes to resolve subsequent to the date of this Prospectus.  If we are unable to bring our websites back online, we could lose potential customers, never generate revenues and we could be forced to curtail or abandon our business plan, which could cause any investment in the Company to be lost.

WE RELY ON THE INTERNET INFRASTRUCTURE, AND ITS CONTINUED COMMERCIAL VIABILITY, OVER WHICH WE HAVE NO CONTROL AND THE FAILURE OF WHICH COULD SUBSTANTIALLY UNDERMINE OUR BUSINESS STRATEGY.

Our success depends, in large part, on other companies maintaining the Internet system infrastructure, including maintaining a reliable network backbone that provides adequate speed, data capacity and security. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, as well as the number of malicious viruses and worms introduced onto the Internet, the infrastructure of the Internet may be unable to support the demands placed on it, and as a result, the Internet's performance or reliability may suffer. Because we rely heavily on the Internet, this would make our business less profitable and would lead to a decrease in the value of our common stock.

FUTURE GOVERNMENT REGULATION OF THE INTERNET MAY ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

We are dependent upon the Internet in connection with our business operations. The United States Federal Communications Commission (the "FCC") does not currently regulate companies that provide services over the Internet, as it does common carriers or tele-communications service providers. Notwithstanding the current state of the FCC's rules and regulations, the FCC's potential jurisdiction over the Internet is broad because the Internet relies on wire and radio communications facilities and services over which the FCC has long-standing authority. Compliance with future government regulation of the Internet could result in increased costs which would have a material adverse effect on our business, operating results and financial condition, and which would lower the value of any of our securities which are held by you as an investor.

OUR OPERATIONS, IF ANY, WILL BE SUBJECT TO CURRENCY FLUCTUATIONS.

While we currently only have limited operations and have not generated any revenues to date, we believe that our products, if any, will be sold in world markets in United States dollars. As a result, currency fluctuations may affect the cash flow we realize from our future sales, if any. Foreign exchange fluctuations may materially adversely affect our financial performance and results of operations.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The Selling Shareholders are offering 5,750,000 shares of our common stock through this Prospectus.  As described above, as we are a “shell company,” none of the Company’s non-registered shares will be eligible for sale pursuant to Rule 144, and as a result, it is likely that the registered shares will be the only shares which are eligible to be resold in the market until such time as we cease to be a “shell company” and otherwise comply with Rule 144, if ever.   Shares sold at a price below the market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall.  The amount of common stock owned by the Selling Shareholders described in this Prospectus represents approximately 53% of the common stock currently outstanding.

WE HAVE NEVER ISSUED CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO ISSUE DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any future earnings will be retained to finance our future expansion.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL SHARES.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

OUR COMMON STOCK CURRENTLY TRADES ON THE OTCBB; HOWEVER, THERE IS NOT CURRENTLY A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

Our common stock was approved for quotation on the Over-The-Counter Bulletin Board (“OTCBB”) in or around March 2008, however, we were delisted from the OTCBB in March 2010 automatically as a result of FINRA rules and regulations, due to the failure of any market maker to quote our stock on the OTCBB for a period of four consecutive days, and relisted on the OTCBB in March 2011.  Our common stock trades on the OTCBB under the symbol “GBLS”; however, none of our shares of common stock have traded to date, and there is currently no market for our common stock.  If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;

(3)	increased competition; and
(4)	conditions and trends in the market for medical testing products.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

INVESTORS FACE A RISK THAT THE COMPANY WILL ENTER INTO A TRANSACTION THAT RESULTS IN SUBSTANTIAL DILUTION TO OUR EXISTING SHAREHOLDERS, NEW MANAGEMENT BEING APPOINTED TO RUN THE COMPANY AND A NEW OPERATING BUSINESS OF THE COMPANY IN THE FUTURE.

The management of the Company has discussed potential acquisition or merger opportunities for which no agreements have been entered into.  In the future, we may enter into mergers and/or acquisitions with separate companies, which may result in our majority shareholders changing and new shares of common stock being issued, resulting in substantial dilution to our then current shareholders. As a result, if there were new majority shareholders, they will likely change the composition of our Board of Directors and replace our current management. The new management will likely change our business focus and we can make no assurances that our new management will be able to properly manage our direction or that this change in our business focus will be successful. If we do enter into a merger or acquisition transaction, and our new management fails to properly manage and direct our operations, we may be forced to scale back or abandon our operations, which will cause the value of our common stock to decline or become worthless.

WE INCUR SIGNIFICANT COSTS AS A RESULT OF OPERATING AS A FULLY REPORTING COMPANY.

We incur significant legal, accounting and other expenses in connection with our status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these and other compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our common stock is subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

We will not receive any proceeds from the resale of common stock by the Selling Stockholders.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each of our directors and executive officers. There are no other persons who can be classified as a promoter or controlling person of us. Our sole officer and Director is as follows:

Name	Age	Position
Tristin White	35	Chief Executive Officer, President, Principal Financial Officer, Secretary and Director

Tristin White
Chief Executive Officer, President, Principal Financial Officer, Secretary and Director

Mr. White was appointed as the Chief Executive Officer, President, Principal Financial Officer, Secretary and Director of the Company in February 2009.  Mr. White served as President of TW Investment Holdings, a private consulting company focusing on eBusiness strategy and development (“TW”) from January 2004 to December 2009.  During his tenure with TW, Mr. White consulted to several companies within the Internet space to provide services such as investment consulting, search engine optimization and business finance website design.  Mr. White received a degree in Business Economics in 2003 from Trondeim Business School, Sør-Trøndelag University College, in Trondheim, Norway.

Qualifications:

Mr. White has significant knowledge of the Company’s history, strategies, technologies and culture, having led the Company as Chief Executive Officer and a director since February 1, 2009. His leadership of diverse business units and functions before becoming Chief Executive Officer gives Mr. White profound insight into the product development, marketing, finance, and operation aspects of the Company.

Our Director(s) are elected annually and hold office until our next annual meeting of the shareholders and until their successor(s) are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

Involvement in Certain Legal Proceedings

Our sole officer and Director, Mr. White, has not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses’);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole Director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this Prospectus.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors, evaluated the business of the Company and the number of employees and determined that since the business is operated by only one person our President, Chief Executive Officer, Secretary, Treasurer and Director, Tristin White, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of March 29, 2011, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Shareholder Name	Shares Held	Percentage (1)
Tristin White CEO, President, Treasurer, Secretary and Director 5405 Wilshire Blvd., Suite 265 Los Angeles, CA 90036	- 0 -	0%
Shane Whittle 1917 West 4th Ave, Vancouver British Columbia Canada	2,500,000	23.2%
Joey Granath 6220 W. 3rd Street Suite 420 Los Angeles, California 90036	2,500,000	23.2%
Jack and Helen Whittle 2840 Mount Seymour Parkway, North Vancouver, British Columbia V7H 1E9	1,190,000	11.0%

Total of all officers and Directors a Group (1 Person)	- 0 -	0%

(1)	Based on 10,800,000 shares outstanding as of March 29, 2011.

The number of shares of common stock owned are those "beneficially owned" as determined in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Post-Effective Amendment No. 1 on Form S-1 to Form SB-2 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  The financial statements attached hereto were audited by LBB & Associates Ltd., LLP (“LBB”).  Neither The Loev Law Firm, PC, nor LBB, has any interest contingent or otherwise in the Company.

EXPERTS

The financial statements of the Company as of December 31, 2010 and 2009, included in this Prospectus have been audited by LBB & Associates Ltd., LLP our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

HISTORY

We were incorporated as Global Industries Corp. in Nevada on April 18, 2002 and extra provincially registered in British Columbia, Canada in September 2005, under the name “Privatekits.com Inc.”  We operate the websites www.privatekits.com, www.privatekits.net, and www.RevealHiv.com, which include information that we do not desire to be incorporated by reference into this Prospectus, and which are currently experiencing technical difficulties, and are not operational as of the date of this Prospectus, which technical difficulties the Company hopes to resolve subsequent to the date of this Prospectus.

We operate as a web based company which plans to resell confidential Food and Drug Administration (“FDA”) approved home testing products including pregnancy tests, ovulation tests, Human Immunodeficiency Virus (“HIV”), Hepatitis C tests and breathalyzer alcohol tests.  We plan to resell such products to individual customers through our website.  We have not made any sales to date.  We do not currently maintain an inventory of the products we plan to resell and do not manufacture or test any of the products.  All of the testing, approval and manufacturing of the products that will be sold will be performed by third parties.   To ensure the protection of privacy, testing products sold over the internet through our website will be mailed directly to customers in plain unmarked packaging.

We plan to offer an affiliate program as part of our promotional efforts. Through this affiliate program, we plan to pay commissions to other websites who generate test kit sales through banners on their websites. Affiliate websites need only to provide a link to privatekits.com, which in turn operates the order processing, shipping, and customer service.  We do not currently have an affiliate program in place as of the date of this Prospectus.

EMPLOYEES

We do not currently have any employees other than our President and Director, Tristin White, who spends approximately 10 hours per week on Company matters.  Mr. White is not paid by, nor does he accrue a salary from the Company in consideration for his services.

COMPETITION

We will compete with various other websites which already sell the products we plan to sell to customers, which may already have an established brand name and/or name recognition and may be able to undercut the prices we plan to charge for our products.  Furthermore, we will compete against local and chain drugstores which may offer the products we sell, and may be able to offer such products at lower prices than we charge due to the fact that such competitors will not need to factor in shipping costs to and from Canada.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We have not sold any products to date and therefore have no customers. Moving forward, we hope to build awareness of our website and products on the internet and begin making sales through our website.  In the event that we are able to sell our products through the internet, we do not anticipate relying on a small number of customers for our sales, but hope to encourage sales from numerous individual customers in both Canada and the United States.

PATENTS, TRADEMARKS AND LICENSES

We do not currently have any patents, trademarks or licenses and do not have any immediate plans to apply for any such intellectual property.

BRITISH COLUMBIA REGISTRATION

We are registered as an extra provincial company under the Business Corporations Act of British Columbia, with an assumed name of Privatekits.com Inc.

NEED FOR GOVERNMENT APPROVAL

As we only plan to act as a reseller of testing kits, and not actually manufacture or receive approval for any kits, any required government approvals will be taken care of by the manufacturers of the testing kits themselves and we will not need to receive any government approval to resell our products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

We will not be able to continue our business operations for the next six (6) months with the current cash we have on hand.  We anticipate the need for approximately $100,000 in the next twelve (12) months to continue our business operations and begin the marketing of our products throughout the internet.  We have not made any sales of our products to date, and can make no assurances that material sales will develop in the future, if at all.  Moving forward, we hope to build awareness of our website, www.privatekits.com (which is currently non-operational, as described in greater detail above) and in turn create demand for our products and sales, of which there can be no assurance.

Comparison of Years Ended December 31, 2010 and 2009

We have not generated any sales revenue to date.

We had general and administrative expenses of $20,470 for the year ended December 31, 2010, compared to $13,976 for the year ended December 31, 2009, an increase in expenses of $6,494 from the prior period.  The main reason for the increase in expenses was due to increased professional fees.

We had a net loss of $20,470 for the year ended December 31, 2010, compared to $13,976 for the year ended December 31, 2009. The main reason for the increase in net loss was due to increased general and administrative expenses.

From inception the December 31, 2010 we had general and administrative costs of $121,859 and incurred a net loss of $121,859.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets, consisting solely of prepaid expenses of $456 as of December 31, 2010 and $592 of current assets, consisting solely of cash as of December 31, 2009.

We had total liabilities consisting solely of current liabilities of $49,815 as of December 31, 2010 and $29,481 as of December 31, 2009.  Current liabilities as of December 31, 2010 included $474 of accounts payable and $49,341 of advances from shareholder in connection with amounts advanced to us by our former Chief Executive Officer.

We had a negative working capital deficit of $49,359 and a total accumulated deficit of $121,859 as of December 31, 2010.

We had net cash flows used in operating activities of $29,825 for the year ended December 31, 2010, which consisted of $20,470 of net loss, $456 of increase in prepaid expenses and $8,899 of decrease in accounts payable.

We had cash flows of $29,233 provided by financing activities for the year ended December 31, 2010, consisting solely of shareholder advances from our former Chief Executive Officer.

We have no current commitment from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Off Balance Sheet Arrangements:

None.

  Critical Accounting Policies:

Development Stage Company. The Company is considered to be in the development stage and has had no commercial revenues to date.

Basis of Presentation. The Company’s financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business.

Reclassifications. Certain prior year amounts have been reclassified to conform with the current year presentation for comparative purposes.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Earnings or Loss Per Common Share.  Basic earnings per common share equals net earnings or loss divided by the weighted average shares outstanding during the year.  Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities.  The common stock equivalents from contingent shares are determined by the treasury stock method.  The Company incurred a net loss for the year ended December 31, 2010, and therefore, basic and diluted earnings per share for those periods are the same as all potential common equivalent shares would be anti-dilutive.

Recently Issued Accounting Pronouncements. There were various accounting standards and interpretations issued during 2010, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows upon adoption.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file with the SEC under the Securities Exchange Act of 1934, as amended is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our principal executive and financial officers, as appropriate, to allow for timely decisions regarding required disclosure. As required by SEC Rule 15d-15(b), we carried out an evaluation, under the supervision and with the participation of our management, including our principal executive and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in the Securities Exchange Act of 1934, as amended (“Exchange Act”) Rules 13a-15(e) and 15d-15(e)) as of December 31, 2010.  Based on the foregoing, our principal executive and principal financial officer concluded that our disclosure controls and procedures are effective to ensure the information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed and reported within the time periods specified in the SEC’s rules and forms.

Management’s Report on Internal Control over Financial Reporting

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act. The Company's internal control over financial reporting is a process designed under the supervision of the Company's Chief Executive Officer and Principal Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company's financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (US GAAP) and includes those policies and procedures that:

-	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

-
provide reasonable assurance that the transactions are recorded  as necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors;

-	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements;

-	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

-
provide reasonable assurance that the transactions are recorded  as necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

-	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk. Management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company.

Management has used the framework set forth in the report entitled Internal Control-Integrated Framework published by the Committee of Sponsoring Organizations of the Treadway Commission, known as COSO, to evaluate the effectiveness of our internal control over financial reporting. Based on this assessment, management has concluded that our internal control over financial reporting was effective as of December 31, 2010.

There has been no change in our internal controls over financial reporting during our most recent fiscal year that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

DESCRIPTION OF PROPERTY

Our Chief Executive Officer, Tristin White provides us office space at his home.  We do not pay any rental fees to Mr. White in connection with the use of the office space, and neither we, nor Mr. White have any immediate plans to seek additional or alternative office space and Mr. White has no plans to charge us rental fees in connection with the use of the office space.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Effective August 18, 2008, Jason Freeman resigned as Director and Chief Technical Officer of the Company.

On or about September 1, 2008, Shane Whittle resigned as sole officer of the Company, effective as of September 1, 2008, and appointed Joseph Granath as Chief Executive Officer, President, Principal Financial Officer, Secretary, Treasurer and Director of the Company. Mr. Whittle resigned as Director of the Company effective September 1, 2008.

On September 1, 2008, the Company’s former Director, Jason Freeman, and Joseph Granath entered into a Stock Purchase Agreement whereby Mr. Freeman sold his 2,500,000 shares of common stock in the Company, representing 23.3% of the Company’s then outstanding shares of common stock, to Joseph Granath for consideration of $2,500 ($0.001 per share).

In February 2009, Joseph Granath resigned as Chief Executive Officer, President, Principal Financial Officer, Secretary and Director of the Company and Tristin White was appointed as the Chief Executive Officer, President, Principal Financial Officer, Secretary and Director of the Company.

During the year ended December 31, 2010, a shareholder of the Company advanced the Company $29,233 for payments made on behalf of the Company.

As of December 31, 2010, the Company owed this shareholder $49,341.

The advances from the shareholder are non-interest bearing, unsecured and repayable upon demand.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders.  However, all of the transactions described above were approved and ratified by our sole Director, Mr. White.  In connection with the approval of the transactions described above, Mr. White, our sole Director, took into account several factors, including his fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our sole Director will continue to approve any related party transaction based on the criteria set forth above.

EXECUTIVE COMPENSATION

Name & Principal Position	Year	Salary ($)	All Other Compensation	Total Compensation(1)
Tristin White(2) CEO, President, Principal Financial Officer, Secretary and Director	2010 2009	$0 $0	$0 $0	$0 $0

Joey Granath(2)	2009	$0	$0	$0
Former CEO, President,
Principal Financial Officer, Secretary and Director

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individual listed above, we had no executive employees or Directors during the years listed above.

(1) No Executive Officer received any bonus, stock awards, options awards, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the last two fiscal years, and no salaries are being accrued.

(2) Mr. Granath was appointed as the Chief Executive Officer, President, Principal Financial Officer, Secretary and Director of the Company in September 2008, and Mr. White was appointed as the Chief Executive Officer, President, Principal Financial Officer, Secretary and Director of the Company, following Mr. Granath’s resignation in February 2009.

Stock Option Grants

We have not granted any stock options since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with Mr. White our CEO, President, Principal Financial Officer, Secretary and Director.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

No member of our Board of Directors has ever received any compensation; however, the Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting solely of Tristin White, determines the compensation given to our executive officers in its sole determination. As our executive officer currently draws no compensation from us, we do not currently have any executive compensation program in place. Although we have not to date, our Board of Directors also reserves the right to pay our executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

As of the date of this Prospectus, no executive officers or Director holds any outstanding options to purchase shares of common stock in the Company, nor were there any outstanding options to purchase shares in the common stock of the Company as of the date of this Prospectus.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Criteria for Compensation Levels

The Company seeks to attract and retain qualified executives and employees to positively contribute to the success of the Company for the benefit of its various stakeholders, the most important of which is its shareholders, but also including its officers, employees, and the communities in which the Company operates.

The Board of Directors (in establishing compensation levels for the Company’s Chief Executive Officer, if any) and the Company (in establishing compensation levels for other executives, if any) may consider many factors, including, but not limited to, the individual’s abilities and performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. In determining compensation levels, the Board of Directors may also consider the experience level of each particular individual and/or the compensation level of executives in similarly situated companies in our industry.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy and Strategy

In addition to the “Criteria for Compensation Levels” set forth above, the Company has a “Compensation Philosophy” for all employees of the Company (set forth below).

Compensation Philosophy

The Company’s compensation philosophy is as follows:

•
The Company believes that compensation is an integral component of its overall business and human resource strategies. The Company’s compensation plans will strive to promote the hiring and retention of personnel necessary to execute the Company’s business strategies and achieve its business objectives.

•
The Company’s compensation plans will be strategy-focused, competitive, and recognize and reward individual and group contributions and results. The Company’s compensation plans will strive to promote an alignment of the interests of employees with the interests of the shareholders by having a portion of compensation based on financial results and actions that will generate future shareholder value.

•
In order to reward financial performance over time, the Company’s compensation programs generally will consist of base compensation, and may also consist of short-term variable incentives and long-term variable incentives, as appropriate.

•	The Company’s compensation plans will be administered consistently and fairly to promote equal opportunities for the Company’s employees.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 25,000,000 shares of common stock, $0.001 par value per share.

COMMON STOCK

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Options, Warrants and Convertible Securities

We have no options, warrants or other convertible securities outstanding.

SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 10,800,000 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, 5,750,000 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops, without limitation. No public market currently exists for the Company's common stock.

The remaining 5,050,000 shares of our issued and outstanding common stock which are not being registered pursuant to this registration statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability.  The Company may also raise capital in the future by issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the previous one year period prior to any sale; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we issue will have no liquidity and will in fact be ineligible to be resold until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

Assuming we cease to be a “shell company” and at least a year has passed since we filed “Form 10 information” with the Commission and we otherwise meet the requirements of Rule 144, under Rule 144 a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding common stock.  Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should cease to be a “shell company” and should become a “reporting company,” the conditions applicable to the resale of securities under Rule 144 are different.  If we become a reporting company, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least six months previously,  would be entitled to sell such shares without restrictions other than the availability of current public information about us.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above.  A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 5,750,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders:

Shareholder		Date Shares Acquired (1)	Shares Beneficially Owned Before Resale*	Amount Offered (Assuming all shares immediately sold)	Shares Beneficially Owned After Resale (2)
Andersen, Rob	(3)	April 2007	150,000	150,000	-
Anderson, Tor	(3)	April 2007	150,000	150,000	-
Bruce, Robert		May 2006	400,000	400,000	-
Cameron, Charlie		May 2006	500,000	500,000	-
Carleton, Koby		June 2006	75,000	75,000	-
Freeman, Norma	(4)	May 2006	300,000	300,000	-
Gee, Sherman		May 2007	240,000	240,000	-
Horton, Chad		April 2007	50,000	50,000	-
Kottmeier, Eira		April 2007	100,000	100,000	-
Lange, Tyler		May 2007	100,000	100,000	-
Lietzmann, David	(5)	April 2006	500,000	500,000	-
Lietzmann, Natasha	(5)	April 2006	200,000	200,000	-
Mang, Gary		October 2006	250,000	250,000	-
Nelson, Dana		October 2006	150,000	150,000	-
Noddin, Rusty		May 2006	10,000	10,000	-
Ogen, Darren		October 2006	50,000	50,000	-
Sanders, Natasha		May 2007	160,000	160,000	-
Seymour, Melinda		October 2006	50,000	50,000	-
Stirling, Capri		May 2006	25,000	25,000	-
Taylor, Theran		February 2007	200,000	200,000	-
Turnbull, Seamus		May 2006	30,000	30,000	-
Ugene, Darren		May 2006	125,000	125,000	-
Virgo, Geoff		May 2006	100,000	100,000	-
Whitmore, Joel		May 2006	45,000	45,000	-
Whittle, Helen	(6)	April 2006	440,000	440,000	-
Whittle, Jack	(6)	April 2006	750,000	750,000	-
Whittle, Nicole	(6)	October 2006	500,000	500,000	-
Wilkins, Josh		May 2006	100,000	100,000	-
		TOTALS	5,750,000	5,750,000	-

* The number of shares beneficially owned prior to resale represents the total number of shares beneficially owned as of the date of the effectiveness of the Company’s original Registration Statement on Form SB-2, January 8, 2008.  The table above has not been updated for any private sales of securities which may have occurred among shareholders or third parties since the date of the effectiveness of such original Form SB-2 Registration Statement or any other transfers of securities since January 8, 2008.

(1) All of the shares of common stock offered by the Selling Shareholders were acquired from the Company in connection with Offshore Subscription Agreements pursuant to Regulation S of the Securities Act of 1933, as amended, for consideration of $0.01 per share.

(2) Assuming all shares offered herein are sold.

(3) Tor and Rob Andersen are brothers.

(4) Norma Freeman is Jason Freeman's, our former Chief Technical Officer’s, mother.

(5) David Lietzmann is the brother-in-law of Shane Whittle, our former Chief Executive Officer, and Natasha Lietzmann, Mr. Lietzmann’s wife, is Shane Whittle’s sister.

(6) Jack Whittle is Shane Whittle’s father, Helen Whittle is Shane Whittle’s mother, and Nicole Whittle is Shane Whittle’s sister.

Upon the effectiveness of this registration statement, the 5,750,000 offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of common stock short and redeliver our common stock to close out such short positions; however, the Selling Security Holders may not use shares of our common stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our common stock.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock was approved for quotation on the Over-The-Counter Bulletin Board (“OTCBB”) in or around March 2008, however, we were delisted from the OTCBB in March 2010 automatically as a result of FINRA rules and regulations, due to the failure of any market maker to quote our stock on the OTCBB for a period of four consecutive days and relisted in March 2011.  Our common stock trades on the OTCBB under the symbol “GBLS”; however, none of our shares of common stock have traded to date, and there is currently no market for our common stock. Additionally, there is no “bid” or “ask” price for our common stock on the OTCBB as of the date of this Prospectus.  We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. We have no outstanding shares of preferred stock. As of March 29, 2011, there were 10,800,000 shares of common stock outstanding, held by approximately 12 shareholders of record, not including those shareholders who hold their shares in brokerage accounts.

ADDITIONAL INFORMATION

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.

FINANCIAL STATEMENTS

The Financial Statements included herewith are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Global Industries Corp. are filed as part of this Prospectus.

Table of Contents to Financial Statements

Audited Financial Statements for years ended December 31, 2010 and 2009

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2010 and 2009	F-3
Statements of Operations for the Years Ended December 31, 2010 and 2009 and the Period From Inception to December 31, 2010	F-4
Statements of Changes in Stockholders’ Equity (Deficit) For the Years Ended December 31, 2010 and 2009 and the Period From Inception to December 31, 2010	F-5
Statements of Cash Flows for the Years ended December 31, 2010 and 2009 and the Period from Inception to December 31, 2010	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Global Industries Corp.
(A Development Stage Company)
Los Angeles, CA

We have audited the accompanying balance sheets of Global Industries Corp. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years then ended and for the period from April 18, 2002 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Industries Corp. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years then ended and for the period from April 18, 2002 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2011 raise substantial doubt about its ability to continue as a going concern. The 2010 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas
March 4, 2011

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2010	2009
Assets

Current Assets:
Cash	$-	$592
Prepaid expenses	456	-
Total Current Assets	456	592
Total Assets	$456	$592

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable	$474	$9,373
Shareholder advance	49,341	20,108
Total Current Liabilities	49,815	29,481

Total Liabilities	49,815	29,481

Stockholders' Deficit:
Common stock, $.001 par value, 25,000,000 shares authorized;
10,800,000 shares issued and outstanding	10,800	10,800
Additional paid-in-capital	61,700	61,700
Deficit accumulated during the development stage	(121,859)	(101,389)
Total Stockholders' Deficit	(49,359)	(28,889)

Total Liabilities and Stockholders' Deficit	$456	$592

See accompanying notes to financial statements

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2010 and 2009
And Period from April 18, 2002 (Inception) Through December 31, 2010

			Inception
			through
			December 31,
	2010	2009	2010
Expenses:
General and administrative	$20,470	$13,976	$(121,859)
Net Loss	$(20,470)	$(13,976)	$(121,859)

Net loss per share:
Basic and diluted loss	$(0.00)	$(0.00)

Weighted average common
shares outstanding:
Basic and diluted	10,800,000	10,800,000

See accompanying notes to financial statements

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Totals
Balance, April 18, 2002	-	$-	$-	$-	$-	$-

Net loss	-	-	-	-	(128)	(128)
Balance, December 31, 2005		-	-	-	(128)	(128)

Issuance of common stock to founders	5,000,000	5,000	-	(4,000)	-	1,000
Issuance of common stock for cash	5,200,000	5,200	46,800	-	-	52,000
Net loss	-	-	-	-	(2,476)	(2,476)
Balance, December 31, 2006	10,200,000	10,200	46,800	(4,000)	(2,604)	50,396

Subscriptions received	-	-	-	4,000	-	4,000
Issuance of common stock for cash	550,000	550	4,950			5,500
Net loss	-	-	-		(36,359)	(36,359)
Balance, December 31, 2007	10,750,000	10,750	51,750	-	(38,963)	23,537

Issuance of common stock for cash	50,000	50	9,950	-	-	10,000
Net loss	-	-	-	-	(48,450)	(48,450)
Balance, December 31, 2008	10,800,000	10,800	61,700	-	(87,413)	(14,913

Net loss	-	-	-	-	(13,976)	(13,976)
Balance, December 31, 2009	10,800,000	10,800	61,700	-	(101,389)	(28,889)

Net loss	-	-	-	-	(20,470)	(20,470)
Balance, December 31, 2010	10,800,000	$10,800	61,700	-	$(121,859)	$(49,359)

See accompanying notes to financial statements

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2010 and 2009
And Period from April 18, 2002 (Inception) Through December 31, 2010

			Inception
			through
			December 31,
	2010	2009	2010
Cash Flows From Operating Activities:
Net loss	$(20,470)	$(13,976)	$(121,859)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in:
Prepaid expenses	(456)	-	(456)
Accounts payable	(8,899)	8,323	474
Net cash used in operating activities	(29,825)	(5,653)	(121,841)

Cash Flows From Financing Activities:
Proceeds from shareholder advances	29,233	5,485	50,341
Proceeds from sale of common shares	-	-	71,500
Net cash provided by financing activities	29,233	5,485	121,841

Net increase (decrease) in cash	(592)	(168)	-
Cash at beginning of period	592	760	-
Cash at end of period	$-	$592	$-

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-Cash Transactions:
Conversion of shareholder advance to common shares	$-	$-	$1,000

See accompanying notes to financial statements

GLOBAL INDUSTRIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

 NOTE 1—BUSINESS OVERVIEW AND SUMMARY OF ACCOUNTING POLICIES

Global Industries Corp. (the “Company” and “Global”), was incorporated on April 18, 2002 in Nevada.  We operate as a web based company which plans to resell confidential Food and Drug Administration (“FDA”) approved home testing products including pregnancy tests, ovulation tests, Human Immunodeficiency Virus (“HIV”), Hepatitis C tests and breathalyzer alcohol tests.  We plan to resell such products to individual customers through our website.  We have not made any sales to date.  We do not currently maintain an inventory of the products we plan to resell and do not manufacture or test any of the products.  All of the testing, approval and manufacturing of the products that will be sold will be performed by third parties.   To ensure the protection of privacy, testing products sold over the internet through our website will be mailed directly to customers in plain unmarked packaging. We operate the websites www.privatekits.com, www.privatekits.net, and www.RevealHiv.com, which include information that we do not desire to be incorporated by reference into this Prospectus and which are currently experiencing technical difficulties, and are not operational as of the date of this Prospectus, which technical difficulties the Company hopes to resolve subsequent to the date of this Prospectus.

            Development Stage Company. Global is considered to be in the development stage and has had no commercial revenues to date.

Basis of Presentation. Global’s financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business.

Reclassifications. Certain prior year amounts have been reclassified to conform with the current year presentation for comparative purposes.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures.  While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Earnings or Loss Per Common Share.  Basic earnings per common share equals net earnings or loss divided by the weighted average shares outstanding during the year.  Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities.  The common stock equivalents from contingent shares are determined by the treasury stock method.  Global incurred a net loss for the year ended December 31, 2010, and therefore, basic and diluted earnings per share for those periods are the same as all potential common equivalent shares would be anti-dilutive.

Recently Issued Accounting Pronouncements. There were various accounting standards and interpretations issued during 2010, none of which are expected to have a material impact on Global’s financial position, operations or cash flows upon adoption.

Subsequent Events. In accordance with applicable accounting standards for the disclosure of events that occur after the balance sheet date but before the financial statements are issued, we have evaluated all events or transactions that occurred after December 31, 2010.

NOTE 2 – GOING CONCERN

The Company has incurred net losses of $20,470 and $13,976 for the years ended December 31, 2010 and 2009, respectively and has an accumulated deficit of $121,859 at December 31, 2010. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management is trying to grow the existing business, but may need to raise additional capital through sales of common stock or convertible instruments as well as obtain financing from third parties.  No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail its operations.

NOTE 3 – SHAREHOLDER ADVANCES

During the year ended December 31, 2010, a shareholder advanced the Company $29,233 for payments made on behalf of the Company.  As of December 31, 2010, the Company owed this shareholder $49,341. The advances from the shareholder are non-interest bearing, unsecured and repayable upon demand.

NOTE 4 - COMMON STOCK

In February, 2006, the Company sold 5,000,000 shares of common stock to its two directors with 2,500,000 shares each at the par value of $0.001 for total proceeds of $5,000. One of the directors applied $1,000 of his advance to the Company to the purchase of the common stock upon the issuance of the common stock. The Company received the remaining payment of $4,000 in May, 2007.

Between February and November 2006, the Company raised $52,000 by selling subscriptions for 5,200,000 shares of its common stock at $0.01 per share.

In May, 2007, the Company issued another 550,000 shares of its common stock at $0.01 per share for total proceeds of $5,500.

On May 8, 2008, the Company issued 50,000 shares at $0.20 per share for total proceeds of $10,000.

The Company received its Notice of Effectiveness for its Form SB-2 Registration Statement in January, 2008 and its trading symbol on the Over-The-Counter Bulletin Board in March 2008.  In March 2010, the Company was automatically delisted from the Over The Counter Bulletin Board, and was relisted in March 2011.

As of December 31, 2010 and 2009, the Company had 25,000,000 common shares authorized, and 10,800,000 shares issued and outstanding, respectively.

NOTE 5 - INCOME TAXES

The Company follows Statement of Financial, Accounting Standards Certification 740 (ASC 740) for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously.  Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

	December 31,	December 31.
	2010	2009
Refundable Federal income tax
attributable to current operations	$6,960	$4,800
Less change in valuation allowance	(6,960)	(4,800)
Net refundable amount	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31,	December 31.
	2010	2009
Deferred tax assets attributable to:
Net operating loss carryover	$41,460	$34,500
Less, valuation allowance	(41,460)	(34,500)
Net deferred tax asset	$-	$-

At December 31, 2010, the Company had an unused net operating loss carryover of approximately $122,000 that is available to offset future taxable income which expires beginning in 2025.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) days after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$17.66
Attorney's fees and expenses	35,000.00	*
Accountant's fees and expenses	10,000.00	*
Transfer agent's and registrar fees and expenses	1,500.00	*
Printing and engraving expenses	1,500.00	*
Miscellaneous expenses	5,000.00	*
Total	$50,317.66

* Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

On or around February 28, 2006, we sold Shane Whittle, our then Chief Executive Officer and Director, two million five hundred thousand (2,500,000) shares of common stock and Jason Freeman, our then Chief Technical Officer and Director, two million five hundred thousand (2,500,000) shares of restricted common stock in consideration for $5,000 or $0.001 per share.  We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”), for the above issuances, since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

From May 2006 to April 2007, we sold an aggregate of 5,750,000 shares of common stock to twenty-eight (28) offshore shareholders for an aggregate of $57,500 or $0.01 per share.  We claim an exemption from registration afforded by Regulation S, for the above issuances, since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

In February 2008, the Company sold an aggregate of 50,000 restricted shares of its common stock to an offshore investor for aggregate consideration of $10,000 or $0.20 per share.  The shares were issued on May 8, 2008.  We claim an exemption from registration afforded by Regulation S for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 27. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Certificate of Registration – British Columbia

Exhibit 3.3(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed herewith.

 (1) Filed as Exhibits to our Form SB-2 Registration Statement, filed with the Commission on November 8, 2007, and incorporated by reference herein.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)            To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.           For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.           That, for the purpose of determining liability under the Securities Act to any purchaser:

a). If the small business issuer is relying on Rule 430B:

1.           Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b). If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Los Angeles, California, March 29, 2011.

GLOBAL INDUSTRIES CORP.

DATED: March 29, 2011

By: /s/ Tristin White
Tristin White
Chief Executive Officer (Principal Executive Officer)
and Principal Financial Officer (Principal Accounting Officer) and Director

EXHIBIT INDEX

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Certificate of Registration – British Columbia

Exhibit 3.3(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 23.1*	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

* Filed herewith.

(1) Filed as Exhibits to our Form SB-2 Registration Statement, filed with the Commission on November 8, 2007, and incorporated by reference herein.